EXHIBIT 23.2





                                             November 6, 1997


Equity One, Inc.
777 17th Street
Miami Beach, Florida 33139

          Re: REGISTRATION STATEMENT ON FORM S-11

Ladies and Gentlemen:

         We hereby consent to the use of the name of our firm in the prospectus contained in the Registration Statement on Form S-11 (Registration No. 333-33977) of Equity One, Inc. under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        /s/ Ballard Spahr Andrews & Ingersoll